                                                                      EXHIBIT 99

                         FORM 4 JOINT FILER INFORMATION

Names of Joint Filers:

Canaan VII LP

Canaan Partners VII LLC

Address of Joint Filers:

285 Riverside Avenue, Suite 250

Westport, CT 06880

Designated Filer:

Canaan VII LP

Issuer and Ticker Symbol:

LendingClub Corp. [LC]

Date of Event:

June 17, 2015

Signatures of Joint Filers:

Canaan VII LP

By: Canaan Partners VII LLC
Its Sole General Partner

By: /s/ Jaime Slocum
    -----------------------
    Attorney-in-Fact

Canaan Partners VII LLC

By: /s/ Jaime Slocum
    -----------------------
    Attorney-in-Fact